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                                                                   EXHIBIT 10.4

                       SECOND AMENDMENT TO RESTATEMENT OF
                           INCENTIVE STOCK OPTION PLAN

         AMENDMENT ("Amendment") of Incentive Stock Option Plan, executed this 21st day of July, 1998, by Liberty Bancshares, Inc., a one bank holding corporation organized and existing under the laws of the State of Missouri (hereinafter referred to as "Bancshares").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of Bancshares, in order to promote its success and the success of its subsidiary banking association, Liberty Bank (hereinafter referred to as the "Bank"), adopted, on October 27, 1995, the Liberty Bancshares, Inc. Incentive Stock Option Plan (the "Plan"), which was approved by the shareholders of Bancshares on May 7, 1996; and

         WHEREAS, the Plan was restated in its entirety on May 13, 1997 (the "Restatement"); and

         WHEREAS, the Plan was subsequently amended by an amendment to the Restatement, also dated May 13, 1997; and

         WHEREAS, effective May 19, 1998, the shareholders of Bancshares approved the following changes to the authorized capital of Bancshares, in order to accommodate the proposed merger of Sac River Valley Bank into Bank, in exchange for common stock Bancshares, pursuant to an Agreement and Plan of Merger by and among Sac River Valley Bank, Bank, and Bancshares (the "Merger Agreement"), as well as to provide additional authorized stock which may be used with respect to subsequent acquisitions by Bancshares:

                  (a) That with respect to the existing authorized capital stock of Bancshares, the par value be decreased from $50.00 per share to $10.00 per share;

                  (b) That a ten for one stock split be effectuated with respect to the existing authorized capital stock of Bancshares, with the result that the existing authorized capital stock of Bancshares (after said reduction in par value and stock split) would have a par value of $1.00 per share; and

                  (c) That the authorized common stock of Bancshares be increased to 5,000,000 shares; and

         WHEREAS, the shareholders of Bancshares, on May 19, 1998, also approved the termination of the Stock Purchase Agreement dated May




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1, 1995, between Bancshares and the shareholders of Bancshares, effective upon the effective date of the merger of Sac River Valley Bank in to Liberty bank, pursuant to the Merger Agreement; and

         WHEREAS, as a result of said matters as approved by the shareholders of Bancshares, the Board of Directors of Bancshares has determined that the Plan be amended in certain particulars:

         NOW, THEREFORE, the Plan is hereby amended as follows:

                  1. Adjustment of and Changes in Stock of Bancshares. As the result of the ten for one stock split with respect to the existing authorized capital stock of Bancshares as approved by the shareholders of Bancshares on May 19, 1998, Section 5 of the Plan, as heretofore restated and amended, which sets forth the shares subject to the Plan, is hereby deleted in its entirety, and the following new Section 5 is inserted in lieu thereof:

                           "5.      Shares Subject to Plan:  The
                  Committee may, from time to time, provide for the option and sale in the aggregate amount of forty-five thousand (45,000) of Bancshares common stock, par value $1.00 per share."

                  2. Termination of Stock Purchase Agreement. Due to the termination of the Stock Purchase Agreement among Bancshares and its shareholders effective May 1, 1995, as approved by the shareholders of Bancshares on May 19, 1998, the last sentence of Section 9 of the Plan, as heretofore amended and restated, is hereby deleted, and the following new sentence is inserted in lieu thereof:

                           "All stock acquired by an employee or by a person or
                  persons to whom the employee's rights shall pass by will, the laws of descent and distribution, or non-probate transfer, shall be subject to such put and call options applicable upon the employee's termination of employment as deemed necessary or advisable by the Board of Directors of Bancshares."

                  3. Amendments to Employee Incentive Stock Option Agreements. The officers of Bancshares are hereby authorized and directed to execute and deliver amendments to existing Employee Incentive Stock Option Agreements to reflect the amendments to the Plan as set forth herein. As a result of the ten for one stock split approved by the shareholders of Bancshares, the option price under existing Employee Incentive Stock Option Agreements shall be adjusted accordingly.



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                  4. Effective Date. The amendments to the Plan, as set forth herein, shall be effective May 19, 1998.

                  5. Reaffirmation. In all other respects, the Plan, as heretofore and herein amended and restated, is hereby reaffirmed.

         IN WITNESS WHEREOF, this Amendment to the Restatement of the Liberty Bancshares, Inc. Incentive Stock Option Plan is hereby executed under the authority of the Board of Directors of Bancshares, as of the day and year first above written.

                                           LIBERTY BANCSHARES, INC.

(CORPORATE SEAL)

                                           By:
                                              -----------------------------
                                              Gary E. Metzger, President

ATTEST:

-----------------------------
Pat L. Sechler, Secretary



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